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                                                                      EXHIBIT 5

                 [Letterhead of Blackwell Sanders Peper Martin]





                                 April 18, 2001


Aquila, Inc.
1100 Walnut, Suite 3300
Kansas City, Missouri  64106

         Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-51718) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 18,975,000 shares of Class A Common stock, $.01 par value per share (the "Shares"), of Aquila, Inc., a Delaware corporation (the "Company").

         The Shares are to be sold by the Company and the selling stockholder, UtiliCorp United Inc. ("UtiliCorp"), pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Lehman Brothers Inc., Merrill Lynch Pierce Fenner & Smith Incorporated, Salomon Smith Barney Inc., Credit Lyonnais Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers International (Europe), Merrill Lynch International, Salomon Brothers International Limited, Credit Lyonnais Securities, and J.P. Morgan Securities Ltd., as representatives of the underwriters named therein (the "Underwriters"), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

         We are acting as counsel for the Company and UtiliCorp in connection with the issue by the Company, and sale by the Company and UtiliCorp, of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders of the Company, the Board of Directors of the Company and UtiliCorp and the Capital Decision Group of UtiliCorp as provided to us by the Company and UtiliCorp, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the form of Amendment to the Certificate of Incorporation of the Company, which has been filed as Exhibit 3.1 to the Registration Statement, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

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                 [BLACKWELL SANDERS PEPER MARTIN LOGO]

Aquila, Inc.
April 18, 2001
Page Two


         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the original of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Delaware and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of Delaware, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be legally issued, fully paid and nonassessable. We are further of the opinion that the Shares offered for sale by UtiliCorp as contemplated by the Underwriting Agreement have been legally issued and are fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of the Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ BLACKWELL SANDERS PEPER MARTIN LLP

                                    BLACKWELL SANDERS PEPER MARTIN LLP